Exhibit 1

CUSIP No. 93042P109	13G

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Wag! Group Co.

EXECUTED this 17th day of August, 2022.

GENERAL CATALYST GROUP VII, L.P.

By:	GENERAL CATALYST PARTNERS VII, L.P.
its General Partner

	By:	GENERAL CATALYST GP VII, LLC
its General Partner

		By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

GENERAL CATALYST PARTNERS VII, L.P.

By:	GENERAL CATALYST GP VII, LLC
its General Partner

		By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

GENERAL CATALYST GP VII, LLC

		By:	/s/ Christopher McCain
Christopher McCain
Chief Legal Officer

Chief Legal Officer

*
Kenneth Chenault

*
Joel E. Cutler

*
David P. Fialkow

*
Hemant Taneja

*By:	/s/ Christopher McCain
Christopher McCain as Attorney-in-Fact